Exhibit 10.3

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

RESOURCE GROUP US LLC PROMISSORY NOTE

$1,255,000	June 2, 2025

Naples, FL

FOR VALUE RECEIVED, Resource Group US LLC, a Florida limited liability company (the “Company”), promises to pay to James D. Burnham (the “Holder”), or Holder’s registered assigns, in lawful money of the United States of America, the principal sum of $1,255,000, or such lesser amount as shall equal the outstanding principal amount hereof, together with interest on the unpaid principal balance from the date of the corresponding wire transfer of principal from the Holder to the Company as set forth on Annex A hereto at a rate equal to 11.50% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any accrued and unpaid interest and other amounts payable hereunder, shall be due and payable on the earlier of: (i) April 30, 2026 (the “Maturity Date”); (ii) immediately prior to a Change of Control (as defined below), or (iii) the date on which such amounts are due and payable upon or after the occurrence of an Event of Default (as defined below).

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Change of Control” means (a) a merger or consolidation in which the Company is a constituent party, except any such merger or consolidation in which the securities of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the securities of (x) the surviving or resulting entity or (y) if the surviving or resulting entity is a wholly-owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity; (b) a sale of a majority of the outstanding ownership interest of the Company (on a fully-diluted, as-converted basis, excluding the Note and any other outstanding convertible indebtedness of the Company); (c) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company of all or substantially all the assets of the Company, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Company; or (d) any liquidation or winding up of the Company or other transaction resulting in the payment of liquidation preferences to the holders of the Company’s preferred equity securities.

(b) “Company” includes the limited liability company initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(c) “Event of Default” has the meaning given in Section 4 hereof.

(d) “Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(e) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(f) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(g) “Securities Act” shall mean the Securities Act of 1933, as amended.

2. Interest. Accrued interest on this Note shall be payable at maturity.

3. Prepayment. The Company may prepay this Note in whole or part at any time without penalty or premium of any kind; provided that any such prepayment will be applied first to interest accrued on this Note and second, if the amount of prepayment exceeds the amount of all such accrued interest, to the payment of principal of this Note.

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. The Company shall fail to pay when due any principal or interest payment on the due date hereunder, and such payment shall not have been made within five business days of the Company’s receipt of the Holder’s written notice to the Company of such failure to pay; or

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of itself or any of its creditors; (iv) be dissolved or liquidated; (v) become insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vii) take any action for the purpose of effecting any of the foregoing; or

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 90 days of commencement.

5. Rights of Holder upon Default. Upon the occurrence or existence of an Event of Default described in Section 4(a), and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Section 4(b) or 4(c) immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default , the Holder may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

6. Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

(a) Due Organization, Qualification, etc. The Company: (i) is a limited liability company duly organized, validly existing and in good standing under the laws of its state of Florida; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign limited liability company in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, liabilities, condition (financial or otherwise) or business of the Company.

(b) Authority. The execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby: (i) are within the power of the Company; and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c) Enforceability. This Note has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

7. Representations and Warranties of the Holder. The Holder represents and warrants to the Company that:

(a) Binding Obligation. The Holder has full power and authority to execute and deliver this Note and to perform the Holder’s obligations hereunder.

(b) Securities Law Compliance. The Holder has been advised that the Note has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Holder is aware that the Company is under no obligation to effect any such registration with respect to the Note or to file for or comply with any exemption from registration. The Holder has not been formed solely for the purpose of making this investment and is purchasing the Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. The Holder is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

(c) Access to Information. The Holder acknowledges that the Company has given the Holder access to the records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by the Holder, and has furnished the Holder with all documents and other information required for the Holder to make an informed decision with respect to the purchase of this Note.

8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

9. Assignment. This Note and any rights hereunder may be assigned, conveyed or transferred, in whole or in part, (i) by the Company at any time to a successor in interest who agrees to be bound by the terms of this Note; and (ii) by the Holder only upon prior written consent of the Company. The rights and obligations of the Company and the Holder under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

10. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and mailed, emailed, or delivered to each party at the respective addresses of the parties as set forth on the signature page hereto, or at such other address or email address as any party may designate by giving 10 days’ advance written notice to the other party. All such notices and communications will be deemed effectively given the earlier of: (i) when received; (ii) when delivered personally; (iii) one business day after being deposited with an overnight courier service of recognized standing; (iv) four days after being deposited in the U.S. mail, first class with postage prepaid; or (v) when receipt is confirmed after being delivered via electronic mail, whether such confirmation is acknowledged by the recipient or sent by automatic read receipt.

11. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

12. Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

13. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

14. Governing Law. The provisions of this Note shall be governed by and construed in accordance with the laws of Florida without reference to conflict of law provisions.

15. Entire Agreement. The Note constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and any other written or oral agreement relating to the subject matter hereof and thereof is expressly cancelled.

16. Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Holder have caused this Note to be issued as of the date first written above.

RESOURCE GROUP US LLC

By:	/s/ Anthony Cialone
Name: Anthony Cialone
Title: Chief Executive Officer

Company Address for Notice:

1510 Logue Road

Myakka City, Florida 34251

ACKNOWLEDGEMENT AND AGREEMENT:

The undersigned Holder hereby acknowledges and agrees: (i) to be bound by the terms and conditions set forth in this Note; and (ii) that the representations and warranties set forth in Section 7 hereof are true and correct as of the date hereof.

James D. Burnham

/s/ James D. Burnham

Holder Address for Notice:

Email:

ANNEX A – STATEMENT OF PRINCIPAL